                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                            COMMAND SYSTEMS, INC.,

                              ICICI INFOTECH INC.

                                      and

                         ICICI ACQUISITION CORPORATION


                               January 26, 2001
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                                                                    Exhibit 99.2

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 26, 2001, by and among ICICI Infotech Inc., a Delaware corporation ("Parent"), ICICI Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser") and Command Systems, Inc., a Delaware corporation (the "Company").

                                   RECITALS

     WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire the Company on the terms and conditions set forth herein;

     WHEREAS, certain stockholders have executed and delivered to Parent and Purchaser a Stock Tender Agreement, dated as of January 26, 2001 (the "Stock Tender Agreement"), pursuant to which they have agreed to take certain actions with respect to the Offer (as defined below);

     WHEREAS, to effect the acquisition, it is proposed that Purchaser commence a cash tender offer, as it may be amended from time to time as permitted under this Agreement, to purchase all shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, to effect the acquisition, it is further proposed that following consummation of the Offer, Purchaser will be merged with and into the Company; and

     WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each share in the Offer and the Merger (as defined below) is fair to the holders of such shares and has resolved to recommend that the holders of such shares accept the Offer and adopt this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Purchaser and the Company hereby agree as follows:
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                                   ARTICLE I

                             THE OFFER AND MERGER

     1.1 The Offer.
         ---------

         (a)   As promptly as practicable (but in no event later than eleven
     (11) business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all shares of the issued and outstanding Company Common Stock (the "Shares"), at a price per Share, based upon the representations set forth in Section 3.2 hereof, of $5.00 net to the seller in cash (such price per Share, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with the Shares beneficially owned by Parent or Purchaser, represent at least 60% of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. The initial expiration date of the Offer shall be the twentieth business day from and after the date the Offer is commenced as determined in accordance with Rule 14d-2(a) under the Exchange Act (the "Initial Expiration Date"). Unless the Offer is extended as provided herein, Purchaser shall, on the terms and subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto.

     The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto.

         (b) Without the prior written consent of the Company, neither Parent nor Purchaser will (i) decrease the Offer Price, (ii) decrease the number of Shares sought in the Offer, (iii) change the form of consideration payable in the Offer, (iv) impose conditions to the Offer in addition to the Minimum Condition and the other conditions set forth in Annex A, (v) except as provided below or required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission ("SEC") applicable to the Offer, change the expiration date of the Offer, or (vi) otherwise amend or change any term or condition of the Offer in a manner adverse to the holders of the Shares. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Purchaser shall have the right to extend the Offer beyond the Initial Expiration Date (i) for an additional period of ten (10) days; (ii) for periods of ten (10) days each if any conditions to the Offer have not been satisfied or waived, subject to Section 7.1 hereof; (iii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law; and (iv) if all of the conditions to the Offer are satisfied or waived but the number of the shares of each class of Company Common Stock validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number

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     of shares of Company Common Stock, for one additional period of not less than three (3) nor more than twenty (20) Business Days, provided that Purchaser shall accept and pay for all securities tendered, as soon as reasonably practical, prior to the date of such extension, shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with such extension and shall waive any condition to the consummation of the Merger other than the conditions in Section 6.1(c) that may fail to be satisfied during such extension.

         (c) As soon as reasonably practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO will include or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and such other ancillary documents and instruments pursuant to which the Offer will be made (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by or on behalf of the Company or its financial advisors or representatives in writing for inclusion in the Offer Documents. The Company agrees to provide and to cause its financial advisors and representatives to provide all information necessary for inclusion in the Offer Documents. The information supplied by the Company for inclusion in the Schedule TO and the Offer Documents shall not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it, and to use commercially reasonable efforts to correct any information provided on its behalf, for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents before they are filed with the SEC. In addition, Parent and Purchaser agree to provide the Company and its counsel in writing with any comments or other communications that Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications, and shall provide the Company and its counsel a reasonable opportunity to comment on the proposed response of Parent and Purchaser to such comments.

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         1.2    Company Actions.
                ---------------

                (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held and by unanimous vote of those directors present at such meeting, has (i) approved this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions"), (ii) determined that as of the date hereof the Transactions are fair to and in the best interests of the Company's stockholders and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement and the Merger; provided, however, that such recommendation may be withdrawn as provided in Section 5.2, modified or amended if, in the opinion of the Board of Directors of the Company, after consultation with its legal counsel, such recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law and Section 5.2 hereof. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors of the Company described in
     Section 1.2(a)(ii) above. The Company has been advised that all of its directors and executive officers intend either to tender their Shares pursuant to the Offer or to vote their Shares in favor of the Merger.

                (b) As promptly as practicable following the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's directors under applicable law and to the provisions of this Agreement, contain the recommendations referred to in Section 1.2(a) hereof. The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or Purchaser for inclusion in the
     Schedule 14D-9. The information supplied in writing by Parent or Purchaser for inclusion in the Schedule 14D-9 shall not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its

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

counsel shall be given a reasonable opportunity to review and comment on the initial Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel in writing with any comments, or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications, and shall provide Parent, Purchaser and their counsel a reasonable opportunity to comment on the proposed response of the Company to such comments.

              (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Parent and Purchaser mailing labels, security position listings and any available listing or computer file(s) containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Parent with such information and assistance as Parent or its agents may reasonably request in communicating the Offer to the holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company or destroy all copies of such information then in its possession or the possession of its agents or representatives.

         1.3  Directors. (a) Promptly upon the purchase of and payment for
              ---------
Shares by Parent or any of its Subsidiaries (as defined in Section 8.10) which represent at least a majority of the outstanding shares of Company Common Stock (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board of Directors (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors and to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company's Board of Directors, and shall cause Parent's designees to be so elected. At such times, the Company will take all action necessary to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of (A) each committee of the Board of Directors and (B) each board of directors (and committee thereof) of each of the Company's Subsidiaries (as defined below), in each case to the extent permitted by the rules of the Nasdaq Stock Market. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.5 hereof), the Company shall retain as members of its Board of Directors at least two (2) directors that are directors of the Company on the date hereof (the "Company Designees"), and Parent and Purchaser shall not vote their Shares of Company Common Stock or take any other action inconsistent with this provision; provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors.

          (b) The Company's obligations under Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take, at its expense, all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under
Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

          (c) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder, any other action by the Company hereunder or any action that would adversely affect the rights of the stockholders of the Company or the holders of Options (as defined in Section 2.1(d)) with respect to the transactions contemplated hereby may be effected only by the action of a majority of the Company Designees then in office, which action shall be deemed to constitute the action of the full Board of Directors; provided, that if the number of Company Designees shall be reduced below two for any reason whatsoever, any remaining Company Designee shall be entitled to designate a person to fill such vacancy who shall be deemed to be a Company Designee for purposes of this Agreement or, if no Company Designee then remains, the other directors shall designate two persons to fill such vacancies who shall not be stockholders, affiliates or associates of Purchaser or Parent and such persons shall be deemed to be Company Designees for purposes of this Agreement.

     1.4  The Merger. Subject to the terms and conditions of this Agreement, at
          ----------
the Effective Time, the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease,
(b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue immediately after the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the General Corporation Law of the State of Delaware (the "DGCL").

     1.5  Effective Time. Parent, Purchaser and the Company will cause a
          --------------
Certificate of Merger (the "Certificate of Merger"), to be executed and filed on the date of the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at the time at which the Certificate of Merger has been duly filed with the Secretary of State of the State

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

of Delaware or at such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     1.6   Closing. The closing of the Merger (the "Closing") shall take place
           -------
(a) at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 as soon as practicable following the satisfaction or waiver of all of the conditions set forth in Article VI hereof or (b) at such other place, time and date as Parent and the Company may agree.

     1.7   Certificate of Incorporation of the Surviving Corporation. The
           ---------------------------------------------------------
certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided for by law and pursuant to such certificate of incorporation.

     1.8   By-Laws of the Surviving Corporation. The by-laws of Purchaser, as in
           ------------------------------------
effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws.

     1.9   Directors and Officers of the Surviving Corporation. The directors
           ---------------------------------------------------
and officers of Purchaser at the Effective Time shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     1.10  Stockholders' Meeting.  (a)  If required by applicable law in
           ---------------------
order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law;

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                  (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and shall (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined), notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the preliminary proxy or information statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the preliminary proxy or information statement or the Transactions and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders and (y) obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                (iii) subject to the fiduciary obligations of the Board of Directors under applicable law as determined by the Board of Directors after consultation with its legal counsel, include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

         (b) Parent agrees that it will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement and will vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of their respective Subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

         (c) If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries should occur which is required to be described in a supplement to the Proxy Statement, such event shall be so described, and the Company shall promptly file such supplement with the SEC and, as required by law, disseminate the same to the stockholders of the Company. With respect to the information relating to the Company, the Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act.

   1.11  Merger Without Meeting of Stockholders. Notwithstanding Section 1.10
         --------------------------------------
hereof, in the event that Parent, Purchaser or any other Subsidiary of Parent shall acquire at least 90% of the Shares, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

   2.1   Conversion of Capital Stock. As of the Effective Time, by virtue of the
         ---------------------------
Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.01 per share, of Purchaser ("Purchaser Common Stock"):

         (a)    Purchaser Common Stock. Each issued and outstanding share of
                ----------------------
Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation and shall continue to be held by Parent.

         (b)   Cancellation of Treasury Stock and Parent-Owned Stock. All shares
               -----------------------------------------------------
of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Purchaser or any other wholly owned Subsidiary of parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (c)   Exchange of Shares. Each share of Company Common Stock issued and
               ------------------
outstanding (other than Shares to be cancelled in accordance with Section 2.1(b) hereof and other than Dissenting Shares (as defined in Section 2.2 below)), shall be converted into the right to receive, in the manner provided in Section 2.3, the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.3.

         (d)   Stock Options. As of the time the Purchaser initially accepts for
               -------------
payment and pays for the Shares pursuant to Section 1.1 (the AInitial Payment Time@), each outstanding stock option (an "Option" and, collectively, the "Options") granted under the Command Systems, Inc. 1997 Employee, Director and Consultant Stock Plan, as amended and restated, and those certain options set forth on Schedule 2.1(d) hereto (collectively, the "Option Plans"), whether or not then vested or exercisable, shall be cancelled and converted into the right to receive from the Company an amount of cash equal to the product of (i) the number of shares of Company Common Stock subject to each Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of each Option (the aggregate amount being referred to herein as the "Option Consideration"). Prior to the Initial Payment Time, the Company shall take all steps necessary to give written notice to each holder of an Option that all Options shall be canceled effective as of the Initial Payment Time and the Company shall pay such holder, promptly following the Initial Payment Time, the Option Consideration for all Options held by such holder. The Company's Board of Directors or any committee thereof responsible for the administration of the Option Plans shall take any and all action necessary to effectuate the matters described in this Section 2.1(d) on or before the Initial Payment Time. Schedule 3.2 sets forth the number of shares of Company Common Stock reserved for issuance upon exercise of outstanding Options and sets forth the exercise price for each such Option. Any amounts payable pursuant to this
Section 2.1(d) shall be subject to any required withholding of taxes and shall be paid without interest.

   2.2   Dissenting Shares. Notwithstanding anything in this Agreement to the
         -----------------
contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c) and instead such holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon, upon the surrender in the manner provided in Section 2.3 of the certificate(s) which formerly represented Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

   2.3  Exchange of Certificates.
        ------------------------

        (a)  Paying Agent. Parent shall designate a bank or trust company
             ------------
reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof. Parent shall take all steps necessary to deposit or cause to be deposited with the Paying Agent such funds as needed for timely payment hereunder in accordance with this Article II. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation. Parent and/or Surviving Corporation shall pay all charges and expenses of the Paying Agent.

        (b)  Exchange Procedures. As soon as reasonably practicable after the
             -------------------
Effective Time but in no event more than three (3) business days thereafter, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the Paying Agent shall promptly pay the person entitled thereto the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate (and the shares of Company Common Stock represented thereby) so surrendered shall forthwith be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation and the Paying Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.3.

     (c)  Transfer Books; No Further Ownership Rights in Company Common Stock.
          -------------------------------------------------------------------
At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (d)  Termination of Fund Liability. At any time following one (1) year
          -----------------------------
after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e)  Lost or Stolen Certificates. If any Certificate shall have been lost,
          ---------------------------
stolen, mislaid or destroyed, then, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity, as Parent or the Paying Agent may reasonably require, and (iii) any other documentation to evidence and effect the bona fide exchange thereof, the Merger Consideration with respect to the shares of Company Common Stock represented by such Certificate may be paid. Each such lost, stolen, mislaid or destroyed Certificate with respect to which any Merger Consideration shall be paid in accordance with the provisions of this
Section 2.3(e) shall forthwith be deemed surrendered and cancelled.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser that:

     3.1  Corporate Organization and Qualification. Each of the Company and its
          ----------------------------------------
Subsidiaries (as defined in Section 8.10) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.10) on the Company. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on the Company.

     3.2  Capitalization. The authorized capital stock of the Company consists
          --------------
of 25,000,000 shares of Company Common Stock and 4,999,800 shares of preferred stock, par value, $.01 per share (the "Company Preferred Stock"). There are outstanding: (a) 7,659,665 shares of Company Common Stock, (b) Options to purchase an aggregate of 727,901 shares of Company Common Stock and (c) no shares of Company Preferred Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 3.2 lists each Subsidiary of the Company, such Subsidiary's authorized capital stock, such Subsidiary's outstanding capital stock and the record and beneficial holders of the capital stock of such Subsidiary. Except as set forth on Schedule 3.2, as of the date hereof all outstanding shares of capital stock of the Company's Subsidiaries are directly or indirectly owned by the Company free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth on Schedule 3.2, there are not, as of the date hereof, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries. Except for the capital stock of its Subsidiaries and except as otherwise set forth on Schedule 3.2, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     3.3  Authority Relative to This Agreement. The Company has the requisite
          ------------------------------------
corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding Company Common Stock in accordance with the DGCL, if required, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Purchaser, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.4  Consents and Approvals; No Violation. Neither the execution and
          ------------------------------------
delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation, respective by-laws or comparable governing instruments of the Company or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the Proxy Statement, if required, (ii) pursuant to the applicable requirements of the Exchange Act, (iii) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, all of which states are set forth on Schedule 3.4(b)(iv), (iv) as may be required by any applicable state securities or "blue sky" laws or state takeover laws or (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company,
(c) except as set forth on Schedule 3.4(c), result in a violation or breach of, or constitute (with or without due notice or lapse or time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets may be bound (each, a "Contract" and collectively, "Contracts"), except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or liens or other charges or encumbrances) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
Section 3.4 are duly and timely obtained or made and the approval of this Agreement by the Company's stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation in effect as of the date of this Agreement and applicable to the Company or any of its Subsidiaries or any of their respective assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.5  SEC Reports; Financial Statements and Information.
          --------------------------------------------------

          (a) The Company has filed all reports required to be filed by it with the SEC pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates complied in form and substance in all material respects with applicable requirements of the Exchange Act (collectively, the "Company SEC Reports"). Schedule 3.5 is a true, accurate and complete copy of the unaudited consolidated balance sheet for the Company as of December 31, 2000 and the unaudited consolidated statements of operations and cash flows for the Company for the twelve months ended December 31, 2000 (the "December Financial Information"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports comply in form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of the Company as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The December Financial Information has been prepared on a basis consistent with prior periods (except as otherwise noted therein and except that the December Financial Information does not contain footnotes), and present fairly the financial position of the Company as of the date thereof, and the consolidated results of its operations and its cash flows for the periods presented therein (subject to normal year-end adjustments).

          (c) Except as set forth in the Company SEC Reports or the December Financial Information or as otherwise set forth on Schedule 3.5(c), and except for liabilities and obligations incurred since the date of the December Financial Information in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto.

     3.6  Absence of Certain Changes or Events. Except as set forth on Schedule
          ------------------------------------
3.6 or as a consequence of, or as contemplated by, this Agreement, since December 31, 2000 (a) the business of the Company has been carried on only in the ordinary and usual course, and other than in the ordinary course of business, there has not occurred any change (other than a change affecting the Company's industry generally) which has resulted or would result, individually or in the aggregate, in a Material Adverse Effect on the Company and (b) except as specifically set forth in the Company

SEC Reports, the December Financial Information or otherwise specifically disclosed in this Agreement or the Schedules hereto, neither the Company nor any of its Subsidiaries has taken or omitted to take any action which would, had it been taken subsequent to the date hereof, constitute a breach of any of the clauses (i) through (xvii) of Section 5.l(b) of this Agreement.

     3.7  Litigation. Except as disclosed in the Company SEC Reports or as set
          ----------
forth on Schedule 3.7, there is no, nor has there been since September 30, 2000 any, action, claim, suit, proceeding, audit or governmental investigation pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or to the knowledge of the Company against any member of the Company's Board of Directors or any of the Company's officers in their capacity as such, by or before any court, governmental or regulatory authority or by any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations hereunder, and neither the Company nor any of its Subsidiaries have knowledge of any fact or circumstance that the Company believes, or reasonably should believe, would be likely to form the basis for any such claim, suit, proceeding, audit or governmental investigation. Any and all causes of action set forth in the consolidated complaint titled In Re Command Systems, Inc. Securities Litigation, filed September 30, 1998 with the United States District Court for the Southern District of New York (the "Class Litigation"), have been settled pursuant to a definitive settlement agreement dated May 20, 1999 (the "longer subject to appeal on September 10, 1999. The Company has complied with, and performed all of its obligations under, the Settlement Agreement. The Company has no further liability with respect to the Class Litigation.

     3.8  Taxes.
          -----

          (a) The Company and each of its Subsidiaries has filed (or have obtained extensions to file) all Tax Returns (as defined below) which it has been required to file, has paid all Taxes (as defined below) which have become due and payable by it and has made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued but are not yet due and payable, except where the failure to file Tax Returns, pay Taxes or provide adequate reserves for Taxes would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of the assessment and collection of Taxes.

          (c) None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement other than between or among themselves.

          (d) None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal Tax Return other than tax returns as to which the Company is the common parent.

          (e) As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings with respect to Taxes relating to the Company or any of its Subsidiaries which, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (f) Neither the Company nor any of its Subsidiaries is or was either a "distributing corporation" or "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

          (g) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, business, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS (as defined below) or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     3.9  Employee Benefit Plans; Labor Matters.
          -------------------------------------

          (a) Schedule 3.9 sets forth a true and complete list of all collective bargaining agreements, employment, consulting, severance, deferred compensation, executive compensation plans, stock purchase, stock award and stock option plans, restricted stock, bonus and incentive plans, both tax qualified and non-qualified employee pension plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee welfare plans, group life insurance, hospitalization insurance and other similar plans or arrangements (either written or oral but only to the extent an oral plan provides material benefits) providing for benefits to any employees, consultants or directors of the Company or any Subsidiaries of the Company (other than workers', unemployment or similar compensation plans or programs). With respect to the employee benefit plans, stock option plans, restricted stock award programs and other programs and arrangements that are subject to ERISA (as defined below) (other than workers', unemployment or similar compensation plans or programs) which are maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, consultants or directors of the Company or any of its Subsidiaries (the

"Company Plans"), except as specifically set forth on Schedule 3.9: (i) each Company Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified or has a remaining period of time under applicable Treasury regulations or Internal Revenue Pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Plan and nothing has occurred since the date of such letter that could reasonably be expected to result in the loss of the qualified status of such Company Plan, (ii) each Company Plan has been operated in compliance with its terms and the requirements of applicable law except for non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under, arising out of or by operation of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No benefit plan that is a group health plan provides or is required to provide post employment or post retirement medical or health benefits to any current or former employee of the Company or any of its Subsidiaries other than medical continuation requirements mandated by the Code or other applicable law.

     (b) The Company is not subject to any collective bargaining or other labor union contracts, whether written or oral, express or implied, applicable to persons employed by the Company or its Subsidiaries as of the date of this Agreement. There is no pending or threatened in writing labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or its Subsidiaries, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer, key employee or consultant, or that any group of key employees or consultants, has a present intention to terminate their employment or consulting relationship with the Company, nor does the Company have a present intention to terminate the employment or consulting relationship of any of the foregoing. Except as set forth on Schedule 3.9, the employment of each officer and employee of the Company is terminable at the will of the Company. To the best of the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

     (c)  Except as contemplated by this Agreement or as disclosed on Schedules
3.6 and 3.9 or the Company's SEC Reports, the consummation of the transactions contemplated by this Agreement will not give rise to an obligation on behalf of the Company to make severance or change of control payments to any employees or directors of the Company or its Subsidiaries, or increase benefits or accelerate vesting or payments under any Company Plans.

     (d) Except as disclosed in the Company's SEC Reports, no payments made to any employees or directors of the Company or its Subsidiaries by the Company or any Subsidiary as a result of the consummation of the transactions contemplated by this Agreement would be non-deductible under Section 280G of the Code.

          (e) Neither the Company nor any Subsidiary has taken any action or failed to take any action which could reasonably be expected to result in the imposition of an excise tax on the Company pursuant to Sections 4975, 4980B and 4999 of the Code that would have a Material Adverse Effect on the Company.

          (f) There are no pending claims or proceedings relating to the Company Plans other than routine claims for benefits by persons entitled to benefits thereunder.

     3.10 Environmental Laws and Regulations. (i) The Company and each of its
          ----------------------------------
Subsidiaries is, and has at all times been operated, in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect on the Company; (ii) neither the Company nor any of its Subsidiaries (a) has received written notice of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") or (b) to the knowledge of the Company is subject to any Environmental Claim; (iii) there has not been a Release of Hazardous Materials by the Company or any of its Subsidiaries or any predecessor in interest, or to the knowledge of the Company, by any other person at any property currently or previously operated by the Company, any of its Subsidiaries or predecessor in interest except where such Release would not have, individually or in the aggregate, a Material Adverse Effect on the Company; (iv) to the knowledge of the Company, there has not been a Release of Hazardous Materials at any disposal or treatment facility that received Hazardous Materials generated by the Company, its Subsidiaries or a predecessor in interest. For purposes of this Section, "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials. The term "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other receptacles containing Hazardous Materials) into the environment.

     3.11 Intellectual Property; Technology. Schedule 3.11 lists all
          ---------------------------------
Intellectual Property owned or used by the Company or any of it Subsidiaries and all current license agreements, whether written or oral, pursuant to which the Company or any of its Subsidiaries licenses (or sublicenses) any of their respective (or their respective licensed) Intellectual Property. Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company and except as disclosed in the Company SEC Reports or Schedule 3.11:

          (a) the Company and each of its Subsidiaries owns, controls or is perpetually licensed to use (in each case, free and clear of any liens or restrictions), all Intellectual Property used in, or necessary for the conduct of, its business as currently conducted or as currently planned to be conducted;

          (b) the Company and its Subsidiaries are not infringing or otherwise violating the Intellectual Property of any person and are acting in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property and has a right-to-use the technology which it is presently using in its current commercial products;

          (c) no person has commenced a proceeding in any court or patent office worldwide challenging or claiming the invalidity or unenforceability of, or contesting the rights of the Company or any Subsidiary to, any Intellectual Property owned or controlled by and/or licensed to the Company or its Subsidiaries used in or necessary for the conduct of its business as currently conducted;

          (d) neither the Company nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending or threatened claim, order or proceeding with respect to any Intellectual Property owned, controlled, licensed or used by the Company or its Subsidiaries and no Intellectual Property owned, controlled and/or licensed or used by the Company or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property;

          (e) neither the Company nor any of its Subsidiaries: (i) is a party to any suit, action or proceeding which involves a claim of infringement of, or breach of any license or agreement involving, any Intellectual Property of any third party; or (ii) has brought any action, suit or proceeding against any third party for infringement of, or breach of any license or agreement involving, any of the Intellectual Property owned by or licensed to the Company or its Subsidiaries;

          (f) to the Company's knowledge, there are no unauthorized uses, disclosures, infringements or misappropriation of any Intellectual Property owned by, or licensed by or to, the Company or any Subsidiary;

          (g) the Company and each of its Subsidiaries believes that it has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the trade secrets and other non-public know-how and proprietary information owned by, or licensed to, the Company or such Subsidiary; and (8) For purpose s of this Agreement, "Intellectual Property" shall mean

          (h) For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, software and the code language for such software, technology, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, design patents, utility patents, utility models and all divisions, continuations, continuations in part and renewal applications), and any renewals, re-examinations, extensions, confirmations or reissues thereof, and inventors' certificates and invention disclosures in any jurisdiction; nonpublic information, trade secrets, know-how and confidential or proprietary information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     3.12  Real Property. Neither the Company nor any of its Subsidiaries owns
           -------------
any real property. Each of the leases for real property to which the Company or any of its Subsidiaries is a party (the "Leases") and all amendments, modifications and/or extensions thereto are listed on Schedule 3.12 hereto. With respect to the Leases, (i) the Leases are in full force and effect and are binding and enforceable in accordance with their terms; (ii) all rental and other charges payable pursuant to the terms and conditions of the Leases have been paid; (iii) there are no charges, offsets or defenses against the enforcement by the lessors thereunder of any agreement, covenant or condition on the part of the Company or any of its Subsidiaries, as the case may be, to be performed or observed pursuant to the terms of the Leases; (iv) there are no material defaults by the Company or any of its Subsidiaries, as the case may be, of any agreement, covenant or condition on the part of the Company or such Subsidiary, as the case may be, to be performed or observed pursuant to the terms of the Leases; (v) there are no actions or proceedings pending or to the best of the Company's knowledge, threatened, by any party under the Leases; (vi) except as set forth on Schedule 3.4(c) the consummation of the Offer and the Merger will not constitute a prohibited transfer or assignment under any of the Leases; and (vii) to the knowledge of the Company, there are no material defaults by any of the respective lessors of any agreement, covenant or condition on the part of the lessor to be performed or observed pursuant to the terms of the Leases.

     3.13  Compliance with Applicable Laws. Since January 1, 2000, neither the
           --------------------------------
Company nor any of its Subsidiaries has violated or failed to comply with any statute, law, regulation, rule, judgment, decree or order of any governmental entity applicable to their respective businesses or operations, except for violations and failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. The conduct of the business of the Company and its Subsidiaries is in conformity with all federal, state and local governmental and regulatory requirements applicable to its business and operations, except where such nonconformities would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. The Company and its Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

     3.14  Insurance. Schedule 3.14 identifies all insurance policies maintained
           ---------
by the Company and its Subsidiaries (other than policies maintained in connection with any Company Plan). The

Company and its Subsidiaries have obtained and maintained in full force and effect insurance with such insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, in accordance with industry practice and/or as required by applicable government law, rule or regulation, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company or its Subsidiaries or any properties owned, occupied or controlled by the Company or its Subsidiaries, in such amount as reasonably deemed necessary by the Company or its Subsidiaries.

     3.15 Material Contracts. Schedule 3.15 sets forth a true, accurate and
          ------------------
complete list of all material Contracts to which the Company or any of its Subsidiaries is a party, including without limitation: (a) any material Contract covering compensation and related matters for the employment or service of any officer, employee or consultant on a full-time, part-time, consulting or other basis or contract relating to any loan from the Company or any of its Subsidiaries to an officer, director or Affiliate; (b) any agreement or indenture relating to any material indebtedness of the Company or any of its Subsidiaries or the mortgage, pledge or other material lien or encumbrance on any asset or group of assets of the Company and its Subsidiaries; (c) any guarantee of any obligation (other than by the Company of its wholly-owned Subsidiary's debts or a guarantee by a Subsidiary of the Company of the debts of the Company or another of the Company's Subsidiaries); (d) any agreement under which it has granted any individual or entity any registration rights (including, without limitation, demand and piggyback registration rights); (e) any agreement pursuant to which, during the last three years, it raised capital or sold capital stock, securities convertible into or exchangeable for capital stock or debt securities; (f) any agreement between it and its stockholders or among its stockholders (of which the Company has knowledge) concerning corporate governance or related matters; (g) any Contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or (h) any other agreement which is material to its operations and business prospects which is material to the business of the Company and its Subsidiaries (taken together as a whole) as presently conducted or proposed to be conducted. All Contracts to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and, to the Company's knowledge, enforceable against the parties thereto in accordance with their respective terms, except where the failure to be so valid and binding, in full force and effect or enforceable, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.15, neither the Company nor any of its Subsidiaries is in default under any Contract and no event has occurred, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries, or to the Company's knowledge, any other party, other than any such defaults or events which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, no party to any Contract has any intent to terminate the same or not to perform its obligations thereunder.

     3.16 Approvals; Antitakeover Provisions. The Board of Directors of the
          ----------------------------------
Company has approved this Agreement and the Transactions for all purposes under
Section 203 of the DGCL and
the Company has heretofore furnished to Parent a true and correct copy of resolutions duly adopted by the vote of such board on January 25, 2001 and such resolutions are in full force and effect on the date hereof. Such action is the only action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger Agreement or any of the transactions contemplated hereby.

     3.17 Voting Requirements. The affirmative vote of the holders of a majority
          -------------------
of the outstanding shares of Company Common Stock is the only vote of the holders of any class of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement, unless the Merger may be consummated in accordance with Section 253 of the DGCL, in which case no such consent of the Company's stockholders is required.

     3.18 Brokers and Finders. Except for Ladenburg, Thalmann & Co., the Company
          -------------------
has not employed any investment banker, broker, finder, advisor, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's, advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby. The Company's fee arrangements with Ladenburg, Thalmann & Co. have been disclosed to Parent.

     3.19 Opinion of Financial Advisors. The Board of Directors has received the
          -----------------------------
opinion of Ladenburg, Thalmann & Co. to the effect that, as of the date of such opinion, the $5.00 in cash per Share to be received by the holders of Shares in the Offer and the Merger is fair from a financial point of view to such holders.

     3.20 Information Supplied. None of the information supplied or to be
          --------------------
supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9 or (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") will, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or its Subsidiaries should occur which is required to be described in a supplement to (i) the Offer Documents, (ii) the Schedule 14D-9 or
(iii) the Information Statement, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and to Parent. The Schedule 14D-9 and the Information Statement will comply in form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

     3.21 Confidentiality Agreements. Except as set forth on Schedule 3.21, the
          --------------------------
confidentiality agreements entered into with any other potential purchasers of the Company or its Subsidiaries are in substantially the same form as the Confidentiality Agreement (as defined in Section 5.5) and all benefits under such agreements shall inure to the Company as of the Effective Time.

     3.22 Unlawful or Undisdisclosed Payments. With respect to the conduct of
          -----------------------------------
the business of the Company and its Subsidiaries, none of the Company, its Subsidiaries or anyone acting on behalf of the Company or any of its Subsidiaries, has made any payments or otherwise provided any extraordinary benefit, direct or indirect, to any customer, supplier, governmental agency or otherwise, or to any employee or agent thereof, for the purpose of acquiring purchase or sales relationships, or otherwise, that:

          (a) may be unknown or undisclosed to the employers of any individuals or entities who received any such payments;

          (b)  are or may be unlawful, in any respect; or

          (c) are not fully disclosed as such on the books and records of the Company and its Subsidiaries, as applicable.

     3.23 Warranty; Claims.
          ----------------

          (a) Attached as Schedule 3.23(a) is a description of all warranties offered by the Company or any of its Subsidiaries to its customers at any time since November 1999, and that remain outstanding as of the date hereof.

          (b) No material warranty or product liability claims currently are outstanding, no such claims have been asserted or threatened against the Company or any of its Subsidiaries on account of any aspect of its business since January 1, 1998, and there are no facts or circumstances known to the Company or any of its Subsidiaries that would form the basis for any such claims.

     3.24 Customers and Suppliers.
          -----------------------

          (a)  Customer List. Schedule 3.24(a) contains an accurate and complete
               -------------
list of the ten largest customer accounts of the Company in terms of revenue to the Company (i) for the 1999 calendar year and (ii) for the ten months ended October 31, 2000.

          (b)  Supplier List. Schedule 3.24(b) lists the five largest suppliers
               -------------
of the Company in terms of purchases by the Company (i) for the 1999 calendar year and (ii) for the ten months ended October 31, 2000.

          (c)  No Adverse Change. Except as set forth on Schedule 3.24(a), there
               -----------------
has not been a material adverse change in the business relationship of the Company with any of the customers or suppliers set forth in Schedules 3.24(a) and 3.24(b) since November 1, 1999, nor has any such customer or supplier provided the Company with any notice of any intention to terminate or alter its relationship with, or materially reduce its purchases from or provision of products or services to, the Company either before or after the Closing.

          (d)  Cessation of Customer or Supplier Relations. Since November 1,
               -------------------------------------------
1999, no customer, or group of customers, which accounted for more than 5% of the Company's 1999 revenue, nor any supplier, or group of suppliers, which accounted for more than 5% of the aggregate annual value of supplies purchased by the Company during 1999, have ceased doing business with the Company.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND PURCHASER

     Each of Parent and Purchaser represents and warrants jointly and severally to the Company that:

     4.1  Corporate Organization and Qualification. Each of Parent and Purchaser
          ----------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of Parent and Purchaser is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     4.2  Authority Relative to This Agreement. Each of Parent and Purchaser has
          ------------------------------------
the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.3  Consents and Approvals; No Violation. Neither the execution and
          ------------------------------------
delivery of this Agreement by Parent or Purchaser nor the consummation by Parent or Purchaser of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws, respectively, of Parent or Purchaser; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent or Purchaser is authorized to do business, (iii) as may be required by any applicable state securities or "blue sky" laws or state takeover laws or (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or liens or other charges or encumbrances) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; or (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.3 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     4.4  Sufficient Funds. Except as otherwise contemplated by this Agreement,
          ---------------
one of Parent or Purchaser has sufficient funds available (on hand or through committed lines of credit) to purchase, in accordance with the terms hereof, all of the Shares outstanding on a fully diluted basis and to pay all fees, expenses and payments related to the Transactions for which Parent and Purchaser are responsible.

     4.5  Share Ownership. None of Parent and Purchaser nor any of their
          ---------------
respective "affiliates" or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act) beneficially own any Shares.

     4.6  Information in Proxy Statement and Schedule 14D-9. None of the
          -------------------------------------------------
information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement or the Schedule 14D-9 will, at the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or any of its Subsidiaries should occur which is required to be described in a supplement to the Proxy Statement or the Schedule 14D-9, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. With respect to information relating to Parent or Purchaser, the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.7  Litigation.  There is no suit, action or proceeding pending or, to the
          ----------
knowledge of Parent, overtly threatened in writing against or affecting Parent, any Subsidiary of Parent or Purchaser that would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent Parent or Purchaser from performing its obligations hereunder.

     4.8  Brokers and Finders. Except for Ronald E. Sanderson and Associates,
          -------------------
Inc., whose fees will be paid by Parent, Parent and Purchaser have not employed any investment banker, broker, finder, advisor, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's, advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1  Interim Operations of the Company.
          ---------------------------------

          (a)  Except as set forth on Schedule 5.1, during the period from the
                                      ------------
date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will conduct its operations according to its ordinary and usual course of business consistent with past practice and will preserve intact its current business organization, use its best efforts to keep available the services of its current officers, employees and consultants and use its best efforts to preserve its relationships with customers, suppliers and others having business dealings with it to the end that their goodwill and ongoing businesses shall be unimpaired in any material respect at the Effective Time.

          (b) Without limiting the generality of the foregoing clause (a), and except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

               (i) except for the issuance of Shares upon the exercise of Options outstanding on the date of this Agreement (other than exercise of Options whereby payment of the exercise price is made in the form of a note, which will not be accepted by the Company without the prior consent of Parent, such consent not to be unreasonably withheld) or as set forth on
     Schedule 3.2 and in accordance with their present terms, issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

          (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Shares;

          (iii) split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Shares or otherwise make any payments to stockholders in their capacity as such, other than dividends by a direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other Subsidiaries,

          (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its direct or indirect Subsidiaries (other than the Merger),

          (v) adopt any amendments to its certificate of incorporation or by-laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any direct or indirect Subsidiary of the Company;

          (vi) make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets or securities (other than the Merger), in each case other than in the ordinary course of business consistent with past practice;

          (vii) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales in the ordinary course of business consistent with past practice and liens existing as of the date of this Agreement;

          (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or (B) make any loans or advances, other than to officers, employees and consultants, in the ordinary course of business consistent with past practice, or any capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

          (ix) make or agree to make any new capital expenditure or expenditures in excess of an aggregate of $300,000;

          (x) make any material tax election or settle or compromise any material tax liability;

          (xi) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports, the December Financial Information or incurred since December 31, 2000 in the ordinary course of business consistent with past practice, or waive any benefits of, or agree to modify in any respect, any confidentiality, standstill or similar agreements to which the Company, or any of its Subsidiaries is a party;

          (xii) except in the ordinary course of business, modify, amend or terminate any contract or agreement to which the Company or any of its Subsidiaries is a party, or waive, release or assign any rights or claims;

          (xiii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, employment, consulting, salary continuation, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans"), (B) increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant (except for normal increases or bonuses to non-officers and non-directors in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except for options included in the representation set forth in Section 3.2, grant any equity-based awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder),
     (E) other than in the ordinary course of business consistent with past practice, take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan or (F) alter the composition of the Board of Directors (except as contemplated in Section 1.3 hereof) or change the title of, hire, terminate the employment of, modify the job description or duties of, or waive any material right under any employment or consulting agreement with, any senior management, consultant or employee whose annual compensation rate exceeds $60,000 (other than in the ordinary course of business and consistent with past practice);

          (xiv) (A) take, or agree or commit to take, any action that would make any representation or warranty of the Company hereunder inaccurate at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), (B) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), provided, however that the Company shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Effective Time or (C) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VI not being satisfied except that, with respect to the condition set forth in Section 6.1(a), such action shall be permitted if it is consistent with the fiduciary duties of the Company's Board of Directors to the Company's stockholders under applicable law;

          (xv) allow any insurance policy naming the Company or any of its Subsidiaries as beneficiary or loss payee to be cancelled or terminated, other than in the ordinary course;

          (xvi) settle or compromise any pending or threatened litigation involving the Company or any of its Subsidiaries; or

          (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     5.2  No Solicitation; Other Offers.
          -----------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its best efforts to ensure that its officers, directors or employees, or any investment bankers, consultants or other agents retained by it or any of its Subsidiaries to not, solicit, initiate, encourage the submission of any Acquisition Proposal or engage in discussions or negotiations or furnish to any person any information with respect to an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal. The Company will notify Parent within 48 hours of receipt by the Company of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries by any person who, to the knowledge of the Company, is making or considering making or who has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing including the terms and conditions of any such Acquisition Proposal or request. The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company and its Subsidiaries in the possession of such persons and their affiliates, representatives and advisors. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the disinterested members of the Board of Directors of the Company, failure to so disclose would be inconsistent with their fiduciary duties and violative of applicable law.

          (b) Notwithstanding the first sentence of Section 5.2(a), the Company may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any person in response to an unsolicited Acquisition Proposal by such person if (1) the Company has complied with the terms of this
Section 5.2, (2) a majority of the Board of Directors of the Company reasonably determines in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law, and (3) such person executes a confidentiality agreement in substantially the form of the Confidentiality Agreement (as defined below) (including the standstill provisions).

          (c) Except as permitted by the second sentence of this Section 5.2(c), neither the Board of Directors of the Company nor any committee thereof shall (1) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with, its approval of the Offer and the Merger, (2) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (3) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Acquisition Proposal. The Board of Directors of the Company shall be permitted (1) not to recommend to its shareholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, (2) to withdraw, or modify in a manner adverse to Parent, its recommendation to its shareholders referred to in Section 1.2 hereof, (3) approve or recommend any Superior Proposal or (4) terminate this Agreement and in connection therewith enter into an agreement with respect to such Superior Proposal, but only if (x) the Company has complied with the terms of this Section 5.2, (y) the Company has received an unsolicited Acquisition Proposal which the Board of Directors determines in good faith constitutes a Superior Proposal, and (z) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law.

          (d)  For purposes of this Agreement:

               "Acquisition Proposal" means any offer or proposal for a merger, reorganization, consolidation, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 51% of the voting power of the Company, or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than the Offer and the Merger contemplated by this Agreement.

               "Superior Proposal" means any bona fide written Acquisition Proposal which (i) the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal) is more favorable to the

          Company's shareholders (in their capacities as shareholders) than the Offer and Merger; and (ii) any conditions to such Acquisition Proposal are reasonably capable of being satisfied promptly, including a conclusion that financing for such Acquisition Proposal, to the extent required, is then committed or is in the good faith judgment of the Board of Directors of the Company, reasonably available to the person making such Acquisition Proposal.

     5.3  Certain Filings. The Company and Purchaser shall reasonably cooperate
          ---------------
with one another (a) in connection with the preparation of the Proxy Statement, if needed, the Schedule TO, and the Schedule 14D-9, and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals, or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement, if needed, the Schedule TO and the Schedule 14D-9 and seeking timely to obtain any such actions, consents, approvals or waivers.

     5.4  Satisfaction of Conditions; Receipt of Necessary Approvals. Subject to
          ----------------------------------------------------------
the terms and conditions herein provided, each of the parties hereto agrees to
(i) promptly effect all necessary registrations, submissions and filings, including, but not limited to, submissions of information requested by governmental authorities, which may be necessary or required in connection with the consummation of the transactions contemplated by this Agreement, (ii) use all reasonable efforts to secure federal antitrust clearance (including taking steps to avoid or set aside any preliminary or permanent injunction or other order of any federal or state court of competent jurisdiction or other governmental authority), (iii) use its commercially reasonable efforts to defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, (iv) use all reasonable efforts to take all other action and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (v) use all reasonable efforts to obtain all other necessary or appropriate waivers, consents and approvals (including but not limited to such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries conducts any business or owns any assets) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of the Company. Parent represents and warrants to the Company that Parent's affiliates have full power and authority to effect the transactions contemplated by this Section 5.4. Notwithstanding the foregoing, the Company agrees to use reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals as may be required in connection with the material Contracts of the Company or any of its Subsidiaries, including, but not limited to, waivers, consents or approvals as may be required under any Contract with any governmental authority. Purchaser agrees to cooperate and use commercially reasonable efforts to assist the Company in obtaining any such waivers, consents or approvals.

     5.5  Access to Information. To the extent permitted by applicable law, upon
          ---------------------
reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Parent, dated as of April 26, 2000 (the "Confidentiality Agreement").

     5.6  Publicity. The initial press release with respect to the execution of
          ---------
this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation with the other party and without using reasonable efforts to agree upon the text of any press release, except as may be required by law, the rules and regulations of any national securities exchange or over the counter market or by any listing agreement with a national securities exchange.

     5.7  Directors' and Officers' Insurance and Indemnification.
          ------------------------------------------------------

          (a) From and after the consummation of the Offer, Parent shall, and shall cause the Company (or, if after the Effective Time, the Surviving Corporation) to, indemnify, defend and hold harmless any Corporate Agent (as defined below) against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, the fact that such person is or was a director or officer of the Company or any of its Subsidiaries, and to the extent that any such Claim pertains to any matter or fact arising out of any act or omission prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable law or the Company's certificate of incorporation, by-laws or indemnification agreements in effect at the date hereof identified on
Schedule 5.7, or otherwise as permitted by contracts identified on Schedule 5.7, including provisions relating to advancement of expenses incurred in the defense of any action or suit. In the event of any such Claim, the Surviving Corporation shall control the defense of such Claim with counsel selected by the Surviving Corporation, with counsel reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be permitted to participate in the defense of such Claim through counsel reasonably acceptable to the Surviving Corporation selected by the Indemnified

Party, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Claim with counsel reasonably acceptable to the Surviving Corporation selected by the Indemnified Parties, and Purchaser shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Claim to the fullest extent permitted by applicable law; provided, however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Claim except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such Claim. The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, then from and after consummation of the Offer Parent shall, or shall cause the Company (or the Surviving Corporation if after the Effective Time) to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified for such expenses.

               (i) "Corporate Agent" shall mean any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time (A) a director or officer of the Company or any of its Subsidiaries, or (B) a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the Company or any of its Subsidiaries, or the legal representatives of any such director, officer, trustee, employee or agent.

               (ii) "Indemnified Party" shall mean individually, and "Indemnified Parties" shall mean collectively, the person or persons entitled to be indemnified, defended and held harmless under this Section
     5.7 or the legal representative of such person or persons.

               (iii) "Other Enterprise" shall mean any domestic or foreign corporation, other than the Company and its Subsidiaries, and any partnership, joint venture, sole proprietorship, trust, or other enterprise (including any employee benefit plan), whether or not for profit, served by a Corporate Agent.

          (b) Parent and the Company agree that all rights to indemnification and all limitations on liability existing in favor of an Indemnified Party as provided in the Company's certificate of incorporation and by-laws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the DGCL; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims;

provided, further, that nothing in this Section 5.7 shall impair any rights or obligations of any present or former directors or officers of the Company.

          (c) Parent shall cause to be maintained in effect for the Indemnified Parties for not less than six years after the Effective Time policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to matters occurring at or prior to the Effective Time (including without limitation, the transaction, contemplated by this Agreement) providing substantially the same coverage and containing terms and conditions which are no less advantageous, in any material respect, to those currently maintained by the Company for the benefit of the Company's present or former directors or officers covered by such insurance policies prior to the Effective Time; provided, that Parent and the Surviving Corporation shall not be required to provide such coverage to the extent such coverage requires an annual cost of greater than 1.5 times the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Purchaser or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

          (d) In the event Parent or Purchaser or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of Parent and Purchaser assume the obligations set forth in this Section 5.7 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

          (e) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     5.8  Employees; Continuation of Benefits.
          -----------------------------------

          (a) For at least one year from and after the Effective Time, Parent shall provide or cause to be provided to the individuals who, immediately prior to the Effective Time, are employed by the Company or any Subsidiary ("Company Employees") compensation opportunities, in the aggregate to the Company (consisting of base pay, commissions, bonus opportunities), and employee benefits that are comparable, in the aggregate to the Company, to the compensation and the benefits (exclusive of any such compensation and benefits consisting of or based on any equity securities) provided under the Company Plans by the Company and its Subsidiaries to Company Employees immediately prior to the Effective Time in the ordinary course of business and not in contemplation of the transactions contemplated by this Agreement. The preceding sentence shall not preclude Parent or the Surviving Corporation or its Subsidiaries at any time following the Effective Time from terminating the employment of any Company Employee. Nothing contained herein shall be construed to limit, the rights and obligations of the Company, any Subsidiary of the Company and any current or former employee or other personnel (and where applicable, the dependents and beneficiaries of any such employees or other personnel) under each Company Plan, or the ability to amend or terminate a Company Plan in accordance with its terms and applicable law.

          (d) Each Company Employee shall be given full credit for all service with the Company and its Subsidiaries and their respective predecessors under any plans or arrangements providing vacation, sick pay, severance, retirement, pension or retiree welfare benefits maintained by Parent or the Surviving Corporation or any of their respective affiliates in which such Company Employees participate for all purposes (other than for benefit accrual purposes under any defined benefit pension plan); provided, however, that any benefit provided under such plans and arrangements maintained by Parent or the Surviving Corporation or any of their respective affiliates in respect of any period of service prior to the Effective Time may be reduced in amount by the benefit accrued by such Company Employee under any similar Company Plan in respect of the same period of service.

          (c) Purchaser and Parent shall cause Company to honor and continue to perform all obligations of Company and its Affiliates under all written employment agreements in effect on the date hereof with any Company Employee which relate to employment or compensation or benefits.

          (d) In the event of any change in the welfare benefits provided to Company Employees following the Effective Time that become effective in the plan year that includes the Effective Time, Parent shall or shall cause the Surviving Corporation to (1) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees and their beneficiaries and dependents under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and
(2) credit each Company Employee and their beneficiaries and dependents with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change for the relevant plan year.

          (e) Company and Parent shall give each other such assistance as either may reasonably require in order to ensure compliance prior to the Effective Time with any applicable law relating to any transfer of Company Employees to Parent, including, without limitation, any collective consultation, information provision or other statutory obligations and requirements.

     5.9  Notice of Breach.  Through the Closing Date, each party shall promptly
          ----------------
notify the other in writing with particularity upon having knowledge of any matter that may constitute a breach by such party of any representation, warranty, agreement or covenant contained in this Agreement.

     5.10 Audited Financial Statements.  On or prior to February 9, 2001, the
          ----------------------------
Company shall deliver to Purchaser and Parent a true, accurate and complete copy of the audited consolidated balance sheet for the Company as of December 31, 2000 and the audited consolidated statements of operations and cash flows for the Company for the twelve months ended December 31, 2000 (the "2000 Audited Financial Statements"), together with a certification by the Company that the 2000

Audited Financial Statements, including, without limitation, any financial statements or schedules included therein, as of their respective dates (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) have been prepared in conformity with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of the Company as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein.

                                  ARTICLE VI

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1  Conditions to Each Party's Obligation to Effect Merger. The respective
          ------------------------------------------------------
obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval. If approval of the Merger by the
               --------------------
stockholders of the Company is required by applicable law, this Agreement shall have been duly approved by the stockholders of the Company entitled to vote with respect thereto in accordance with applicable law and the certificate of incorporation and by-laws of the Company; provided, that Parent and Purchaser shall vote (or cause to be voted, if applicable) all shares of Company Common Stock then owned or controlled by them, directly or indirectly, in favor of the Merger.

          (b)  Injunction. There shall not be in effect any statute, rule,
               ----------
regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated, or making such consummation unlawful, or otherwise materially limiting or restricting ownership or the operation of the business of the Surviving Corporation; provided, however, that, subject to the terms and provisions herein provided (including but not limited to Section 5.4 of this Agreement), prior to invoking this condition each party shall use its commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

          (c)  Governmental Filings and Consents. Subject to the terms and
               ---------------------------------
provisions herein provided (including but not limited to Section 5.4 hereof), all governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, other than those consents, orders or approvals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or which would prohibit or materially limit or restrict the consummation of the transactions contemplated herein or the ownership or operation of the business of the Surviving Corporation.

          (d)  Offer. Purchaser or its permitted assignee shall have purchased
               -----
all Shares validly tendered and not withdrawn pursuant to the Offer.

                                  ARTICLE VII

                                  TERMINATION

     7.1  Termination. This Agreement may be terminated and the Merger
          -----------
contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a)  by the mutual consent of Parent, Purchaser and the Company.

          (b)  by either the Company or Parent:

               (i) if shares of Company Common Stock shall not have been purchased pursuant to the Offer on or prior to three (3) months from the execution of this Agreement; provided, however, that the passage of the period referred to in the foregoing clause shall be tolled during the period during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the purchase of shares of Company Common Stock pursuant to the Offer or the consummation of the Merger, but not later than six (6) months from the execution of this Agreement; provided, further, however, that the right to terminate this Agreement under this Section 7.1 (b) (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Purchaser, as the case may be, to purchase shares of Company Common Stock pursuant to the Offer on or prior to such date; or

               (ii) if any governmental entity of competent jurisdiction in the United States or other country in which the Company directly or indirectly has material assets or operations shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

          (c)  by the Board of Directors of the Company:

               (i) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, (A) the Board of Directors of the Company shall have entered into or shall have publicly announced its intention to enter into an agreement or an agreement in principle with respect to any Acquisition Proposal that the Board of Directors determines, in good faith after consultation with its financial advisors, is a Superior Proposal (as defined in Section 5.2); provided, however, that the right to terminate this Agreement pursuant to this

     Section 7.1(c) shall not be available (I) if the Company has breached its obligations under Section 5.2, or (II) if, prior to or concurrently with any purported termination to this Section 7.1(c), the Company shall not have paid any fee that may have been required to be paid pursuant to
     Section 7.2, or (III) if the Company has not provided Parent and Purchaser with three (3) business days prior written notice of its intention to so terminate this Agreement; and (B) any representation or warranty made by Parent or Purchaser in this Agreement shall not have been true and correct in all material respects when made, or Parent or Purchaser shall have failed to observe or perform in any material respect any of its material obligations under this Agreement, provided, that prior to exercising such right of termination, the Company shall give prompt written notice to Parent of such misrepresentation or breach of warranty or failure to observe or perform; provided, further, that the Company shall not have such right of termination if the condition resulting in such misrepresentation or breach of warranty or failure to observe or perform is cured (I) in the event such notice is delivered on or prior to the fourth business day prior to the then-scheduled expiration date of the Offer, not later than the earlier of (x) such expiration date and (y) ten business days following delivery of such notice and (II) in the event such notice is delivered on or after the third business day prior to such expiration date, not later than three business days following such delivery (it being agreed that in such event the Offer shall be extended as necessary at least until the end of such cure period); or

               (ii) if Parent or Purchaser shall have terminated the Offer, or the Offer shall have expired, without Parent or Purchaser, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(ii) if the Company is in material breach of this Agreement; or

               (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to eleven (11) business days following the date of the initial public announcement of the Offer or shall have failed to pay for the Shares in accordance with the terms of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement.

          (d)  by Parent or Purchaser:

               (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to eleven business days following the date of the initial public announcement of the Offer; provided, that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Purchaser is in material breach of this Agreement; or

               (ii) prior to the purchase of shares of Company Common Stock pursuant to the Offer, if (A)(I) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or (II) shall have recommended an Acquisition Proposal or shall have executed, or shall have announced its intention to enter into, an agreement in principle or definitive agreement relating to an Acquisition Proposal with a person or entity other than Parent, Purchaser or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); (B) any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent, Purchaser or any affiliate thereof or Edward G. Caputo or PHL Global Holding Company) shall have become, after the date of this Agreement, the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding Shares, or (C) any representation or warranty made by the Company in this Agreement shall not have been true and correct when made and shall have resulted in, or is reasonably likely to result in, a Material Adverse Effect on the Company, or the Company shall have failed to observe or perform in any material respect any of its material obligations under this Agreement; provided, that prior to exercising such right of termination, Parent and Purchaser shall give prompt written notice to the Company of such misrepresentation or breach of warranty or failure to observe or perform; provided, further, that Parent and Purchaser shall not have such right of termination if the condition resulting in such misrepresentation or breach of warranty or failure to observe or perform is cured (i) in the event such notice is delivered on or prior to the fourth business day prior to the then-scheduled expiration date of the Offer, not later than the earlier of (A) such expiration date and (B) ten business days following delivery of such notice and (ii) in the event such notice is delivered on or after the third business day prior to such expiration date, not later than three business days following such delivery (it being agreed that in such event the Offer shall be extended as necessary at least until the end of such cure period).

     7.2  Effect of Termination. In the event of the termination of this
          ---------------------
Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Purchaser or the Company or their respective directors, officers, employees, representatives, agents, advisors or stockholders, except that the agreements contained in Sections 5.6, 8.1, 8.2, 8.3, 8.4, 8.6, 8,7, 8.8, 8.9, 8.16 and the last sentence of Section 5.5 shall survive the termination hereof; provided, however, that if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(c)(i)(A) hereof or by Parent or Purchaser pursuant to Section 7.1(d)(ii)(A)(I) or (II) hereof, then immediately following such termination, the Company shall pay to Parent in full satisfaction of the obligations of the Company under this Agreement a termination fee of $3,400,000, plus Parent's and Purchaser's reasonable documented out-of-pocket fees and expenses, not to exceed $950,000, incurred in connection with the due diligence investigation, the Offer, the Merger, this Agreement and the consummation (or proposed consummation) of the transactions contemplated hereby. Nothing contained in this
Section 7.2 shall relieve any party from liability for fraud or for willful breach of this Agreement.

                                 ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

     8.1  Payment of Expenses and Other Payments. Whether or not the Merger
          --------------------------------------
shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     8.2  Survival of Representations and Warranties; Survival of
          -------------------------------------------------------
Confidentiality Agreement. The representations and warranties made herein shall
-------------------------
not survive beyond the earlier of termination of this Agreement or the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

     8.3  Modification or Amendment. Subject to the applicable provisions of the
          -------------------------
DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which reduces or changes the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of a majority of the stockholders of the Company.

     8.4  Waiver of Conditions. Except as otherwise provided in this Agreement,
          --------------------
any failure of any of the parties to comply with any obligation, covenant agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.6  Governing Law. This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     8.7  Notices. Any notice request, instruction or other document to be given
          -------
hereunder, by any party to the other parties shall be in writing and delivered personally or sent by overnight courier, registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:


          (1)  If to the Company, to

                    Edward G. Caputo, CEO
                    Command Systems, Inc.
                    76 Batterson Park Road
                    Farmington, Connecticut 06032
                    (860) 409-2000 (telephone)
                    (860) 409-2080 (telecopier)

               with a copy to:

                    Warren J. Nimetz, Esq.
                    Fulbright & Jaworski L.L.P.
                    666 Fifth Avenue
                    New York, New York 10103
                    (212) 318-3000 (telephone)
                    (212) 318-3400 (telecopier)

          (2)  if to Parent or Purchaser, to

                    V. Srinivasan
                    ICICI Infotech Inc.
                    450 Raritan Center Parkway
                    Edison, New Jersey 08837
                    (732) 225-4242 (telephone)
                    (732) 346-1823 (telecopier)

               with a copy to:

                    Cheryl V. Reicin, Esq.
                    McDermott, Will & Emery
                    50 Rockefeller Plaza
                    New York, New York 10020
                    (212) 547-5400 (telephone)
                    (212) 547-5444 (telecopier)

or to such other persons or addresses as may be designated in writing (by like notice) by the party to receive such notice.

     8.8  Entire Agreement; Assignment. This Agreement and the Confidentiality
          ----------------------------
Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, except that Parent and/or Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform any such obligation. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

     8.9  Parties in Interest. This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 5.7 shall inure to the benefit of the Company Indemnified Parties and the Indemnified Parties and shall be binding on all successors and assigns of Parent, Purchaser, the Company and the Surviving Corporation and shall be enforceable by the Company Indemnified Parties and the Indemnified Parties, as the case may be, after the Effective Time.

     8.10 Certain Definitions.  As used herein:
          -------------------

          (a) "Material Adverse Effect" shall mean, with respect to any party, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, or which would prevent or materially delay or materially impair the consummation of the transactions contemplated hereby, provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) any change in the market price or trading volume of the capital stock of such Party after the date hereof, (ii) changes, events or occurrences in the United States securities markets which are not specific to such party, (iii) any adverse changes, events, developments or effects (A) arising from or relating to general business or economic conditions which are not specific to such party and its Subsidiaries, or (B) affecting generally companies in the same business as such party and its Subsidiaries, except to the extent that such changes, events or developments have an adverse effect on such party and its Subsidiaries taken as a whole that is materially greater than the adverse effect on comparable companies, (iv) any failure by such party to meet internal forecasts or projections or published revenue or earnings predictions for any period ending (or for which revenue or earnings are released) on or after the date of this Agreement, and (v) any adverse change, event, development or effect arising from or relating to any change in U.S. generally accepted accounting principles.

            (b) "Subsidiary" shall mean, when used with reference to any entity, any corporation, partnership, limited liability company, association, trust, organization, entity or group (as defined in the Exchange Act), a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

     8.11   Obligation of Parent. Whenever this Agreement requires Purchaser
            --------------------
to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser to take such action.

     8.12   Joint and Several Liability. Parent and Purchaser hereby agree that
            ---------------------------
they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

     8.13   Validity. If any term, provision, covenant or restriction of this
            --------
Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

     8.14   Interpretation. The words "hereof", "herein", and "herewith" and
            --------------
words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term"affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     8.15   Captions. The Article, Section and paragraph captions herein are for
            --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     8.16   Specific Performance. Each of the parties hereto acknowledges and
            --------------------
agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

     8.17   Schedules. The Schedules to this Agreement shall be construed with
            ---------
and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. No such disclosure shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                         COMMAND SYSTEMS, INC.


                            /s/ Edward G. Caputo
                         By:__________________________________
                             Name: Edward G. Caputo
                             Title: Chief Executive Officer


                         ICICI INFOTECH INC.


                            /s/ V. Srinivasan
                         By:___________________________________
                             Name: V. Srinivasan
                             Title: MD & CEO


                         ICICI ACQUISITION CORPORATION


                            /s/ V. Srinivasan
                         By:___________________________________
                             Name: V. Srinivasan
                             Title: Director

                                                                         ANNEX A
                                                                         -------

                            CONDITIONS TO THE OFFER
                            -----------------------

     The capitalized terms used in this Annex A but not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger (the "Agreement") to which it is attached.

     Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance of or the payment for, any tendered Shares, and (except as provided in the Agreement or as provided for in the conditions set forth below) amend or terminate the Offer if (i) the Minimum Condition has not been satisfied, (ii) the Company shall have failed to deliver to Purchaser copies of the 2000 Audited Financial Statements in accordance with, and during the time period provided for in, Section 5.10 of the Agreement, or
(iii) at any time on or after the date hereof, and before the expiration of the Offer any of the following conditions exist:

          (a) there shall have been instituted or be pending any action, suit or proceeding by or on behalf of any person or governmental entity that has a reasonable likelihood of success (i) challenging or seeking to make illegal, materially delay or otherwise, directly or indirectly prohibit or make materially more costly the making of the Offer, the acceptance for payment of any Company Common Stock by Parent or Purchaser, or the consummation of the Merger or any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by Purchaser of all or any material portion of the business or assets of the Company, or to compel Purchaser, to dispose of or hold separate all or any material portion of the business or assets of Purchaser as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Purchaser or any of its Affiliates to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company=s stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions
(iv) seeking to require divestiture by Parent or Purchaser of any Company Common Stock; or (v) which is reasonably likely to have a Material Adverse Effect; or

          (b) the Company shall have received a written threat of any action, suit or proceeding from any governmental entity that has a reasonable likelihood of success with respect to the items listed in paragraph (a); provided that the existence of any such written threat shall permit Purchaser to delay accepting for payment any paying for any tendered shares but shall not permit Purchaser to amend or terminate the Offer except as otherwise provided in the Agreement; or

          (c) there shall be in effect an injunction or other order, decree, judgment or ruling by a governmental entity of competent jurisdiction or a law, rule or regulation shall have been promulgated, or enacted by a governmental entity of competent jurisdiction which in any such case, prevents or prohibits the making or consummation of the Offer or the consummation of the Merger or would make such consummation illegal which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; or

          (d) there shall have occurred any change, condition, event or development that results in a Material Adverse Effect; or

          (e) the Agreement shall have been terminated in accordance with its terms or any event shall have occurred which gives Parent or Purchaser the right to terminate the Agreement or not consummate the Merger; or

          (f) any representation or warranty of the Company contained in the Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification), shall not be true in any respect that, individually or in the aggregate (when taken together with all other representations and warranties that are not true and correct), has had or would reasonably be likely to have a Material Adverse Effect, as of the date of determination, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), provided that such breaches are incapable of being cured or have not been cured prior to the Initial Expiration Date (or such later date upon which the Offer shall expire in accordance with Section 1.1(b) of the Agreement); or

          (g) the Company shall have failed to perform or comply with in any material respect, any of its material obligations, covenants or agreements contained in the Agreement; provided, that such failures to perform are incapable of being cured or have not been cured prior to the Initial Expiration Date (or such later date upon which the Offer shall expire in accordance with Section 1.1(b) of the Agreement); or

          (h) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any governmental entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (v) in the case of any of the foregoing existing at the time of the execution of the Agreement, a material acceleration or worsening thereof; or

          (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding Shares has been acquired by any person, other than Purchaser or any of its Affiliates, and excluding for purposes of this condition, the Shares covered by the Stock Tender Agreement; or

          (j)  the Board of Directors of the Company or any committee thereof,
(i) shall have withdrawn or modified in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Agreement or (ii) shall have resolved to do any of the foregoing;

          (k) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

          (l) the Company or any of its Subsidiaries (or the Board of Directors, or any committee thereof) shall have approved, recommended, authorized, or proposed any Acquisition Proposal, or has resolved to do any of the foregoing; or

          (m) there shall not continue to be in place in favor of Parent, the commitment, pursuant to the Conditional Binder attached as Exhibit A to the Agreement (the "Binder"), to insure claims and losses arising or occurring as a result of any breach of the representations and warranties made by the Company in Article III or Section 5.10 of the Agreement, subject only to (i) payment by Parent of one-half of the applicable premium therefor (it being understood that Parent and the Company shall each be responsible for 50% of such premium and each hereby covenants to pay when due their respective premium payment obligations), (ii) the delivery of the Closing Letter (as defined in the Binder) pursuant to the Binder and (iii) to the various exclusions set forth therein;

which in the good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, and provided that Purchaser and Parent have performed all of their respective obligations, if any, under the Agreement which relate to such condition, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Company Common Stock.

     The foregoing conditions are for the sole benefit of Purchaser and Parent and may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

     Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Common Stock shall promptly be returned by the depositary to the tendering stockholders.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I
                             THE OFFER AND MERGER

           1.1   The Offer..................................................  2
           1.2   Company Actions............................................  4
           1.3   Directors..................................................  5
           1.4   The Merger.................................................  6
           1.5   Effective Time.............................................  6
           1.6   Closing....................................................  7
           1.7   Certificate of Incorporation of the Surviving Corporation..  7
           1.8   By-Laws of the Surviving Corporation.......................  7
           1.9   Directors and Officers of the Surviving Corporation........  7
           1.10  Stockholders' Meeting......................................  7
           1.11  Merger Without Meeting of Stockholders.....................  8


                                  ARTICLE II
                           CONVERSION OF SECURITIES


           2.1   Conversion of Capital Stock................................  8
           2.2   Dissenting Shares..........................................  9
           2.3   Exchange of Certificates................................... 10


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY


           3.1   Corporate Organization and Qualification..................  12
           3.2   Capitalization............................................  12
           3.3   Authority Relative to This Agreement......................  12
           3.4   Consents and Approvals; No Violation......................  13
           3.5   SEC Reports; Financial Statements and Information.........  14
           3.6   Absence of Certain Changes or Events......................  14
           3.7   Litigation................................................  15
           3.8   Taxes.....................................................  15
           3.9   Employee Benefit Plans; Labor Matters.....................  16
           3.10  Environmental Laws and Regulations........................  18
           3.11  Intellectual Property; Technology.........................  18
           3.12  Real Property.............................................  20
           3.13  Compliance with Applicable Laws...........................  20

           3.14  Insurance.................................................  21
           3.15  Material Contracts........................................  21
           3.16  Approvals; Antitakeover Provisions........................  22
           3.17  Voting Requirements.......................................  22
           3.18  Brokers and Finders.......................................  22
           3.19  Opinion of Financial Advisors.............................  22
           3.20  Information Supplied......................................  22
           3.21  Confidentiality Agreements................................  23
           3.22  Unlawful or Undisdisclosed Payments.......................  23
           3.23  Warranty; Claims..........................................  23
           3.24  Customers and Suppliers...................................  23

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND PURCHASER

           4.1   Corporate Organization and Qualification..................  24
           4.2   Authority Relative to This Agreement......................  24
           4.3   Consents and Approvals; No Violation......................  24
           4.4   Sufficient Funds..........................................  25
           4.5   Share Ownership...........................................  25
           4.6   Information in Proxy Statement and Schedule 14D-9.........  25
           4.7   Litigation................................................  26
           4.8   Brokers and Finders.......................................  26

                                   ARTICLE V
                      ADDITIONAL COVENANTS AND AGREEMENTS


           5.1   Interim Operations of the Company.........................  26
           5.2   No Solicitation; Other Offers.............................  29
           5.3   Certain Filings...........................................  31
           5.4   Satisfaction of Conditions; Receipt of Necessary
                 Approvals.................................................  31
           5.5   Access to Information.....................................  32
           5.6   Publicity.................................................  32
           5.7   Directors' and Officers' Insurance and Indemnification....  32
           5.8   Employees; Continuation of Benefits.......................  34
           5.9   Notice of Breach..........................................  36
          5.10   Audited Financial Statements..............................  36

                                  ARTICLE VI
                   CONDITIONS TO CONSUMMATION OF THE MERGER

           6.1   Conditions to Each Party's Obligation to Effect Merger....  36


                                  ARTICLE VII
                                  TERMINATION

          7.1   Termination................................................  37
          7.2   Effect of Termination......................................  39

                                 ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

          8.1   Payment of Expenses and Other Payments.....................  40
          8.2   Survival of Representations and Warranties; Survival of
                Confidentiality Agreement..................................  40
          8.3   Modification or Amendment..................................  40
          8.4   Waiver of Conditions.......................................  40
          8.5   Counterparts...............................................  41
          8.6   Governing Law..............................................  41
          8.7   Notices....................................................  41
          8.8   Entire Agreement; Assignment...............................  42
          8.9   Parties in Interest........................................  42
          8.10  Certain Definitions........................................  42
          8.11  Obligation of Parent.......................................  43
          8.12  Joint and Several Liability................................  43
          8.13  Validity...................................................  43
          8.14  Interpretation.............................................  43
          8.15  Captions...................................................  44
          8.16  Specific Performance.......................................  44
          8.17  Schedules..................................................  44

                                 LIST OF SCHEDULES
                                 -----------------


Schedule                          Description
--------                          -----------

2.1(d)                            Non-Plan Options
3.2                               Subsidiaries
3.4(b)(iv)                        Qualification
3.4(c)                            Violations
3.5                               December Financial Information
3.5(c)                            Fees
3.6                               Absence of Changes
3.7                               Litigation
3.9                               Employee Benefit Plans
3.11                              Intellectual Property
3.12                              Leases
3.14                              Insurance
3.15                              Material Contracts
3.21                              Confidentiality Agreements
3.23                              Warranty Claims
3.24(a)                           Customer List
3.24(b)                           Supplier List
5.1                               Interim Operations
5.7                               Directors' and Officers' Agreements

Exhibits
--------

A                                 Conditional Binder